Exhibit 99.1

PACKAGING CORPORATION OF AMERICA REPORTS SECOND QUARTER 2021 RESULTS

Lake Forest, IL, July 26, 2021 – Packaging Corporation of America (NYSE: PKG) today reported second quarter 2021 net income of $207 million, or $2.17 per share, and net income of $207 million, or $2.17 per share, excluding special items. Second quarter net sales were $1.9 billion in 2021 and $1.5 billion in 2020.

Diluted earnings per share attributable to Packaging Corporation of America shareholders

	Three Months Ended
	June 30,
	2021	2020	Change
Reported Diluted EPS	$2.17	$0.59	$1.58
Special Items Expense (1)	—	0.79	(0.79)
Diluted EPS excluding Special Items	$2.17	$1.38	$0.79

(1) For descriptions and amounts of our special items, see the schedules with this release.

Reported earnings in the second quarter of 2021 include special items expense and income rounding to a negligible impact, while reported earnings in the second quarter of 2020 include $.79 per share of special items expense primarily for the impairment of goodwill associated with our Paper segment.

Excluding special items, the $.79 per share increase in second quarter 2021 earnings compared to the second quarter of 2020 was driven primarily by higher prices and mix $1.01 and volume $.74 in our Packaging segment, higher volume in our Paper segment $.03, and lower non-operating pension expense $.03. These items were partially offset by higher operating costs ($.57), higher annual outage expenses ($.19), higher freight and logistics expenses ($.19), higher converting costs ($.05), higher depreciation expense ($.01), and lower prices and mix in our Paper segment ($.01).

Financial information by segment is summarized below and in the schedules with this release.

	(dollars in millions)
	Three Months Ended
	June 30,
	2021	2020
Segment income (loss)
Packaging	$317.2	$197.6
Paper	2.6	(61.4)
Corporate and Other	(25.2)	(20.1)
	$294.6	$116.1

Segment income (loss) excluding special items
Packaging	$314.2	$223.6
Paper	5.4	(5.7)
Corporate and Other	(25.9)	(20.1)
	$293.7	$197.8

EBITDA excluding special items
Packaging	$408.8	$312.5
Paper	11.6	4.7
Corporate and Other	(23.6)	(18.2)
	$396.8	$299.0

In the Packaging segment, total corrugated products shipments and shipments per day were up 9.6% over last year’s second quarter. Containerboard production was 1,192,000 tons, and containerboard inventory was up 20,000 tons from both the second quarter of 2020 and the first quarter of 2021. In the Paper segment, sales volume was up 21,000 tons compared to the second quarter of 2020 and down 24,000 tons from the first quarter of 2021.

Commenting on reported results, Mark W. Kowlzan, Chairman and CEO, said, “Demand in our Packaging segment remained very strong. Our mills and plants continued to do an outstanding job of meeting our customers’ needs while managing through certain material and chemical availability issues, a tight labor market, various freight and logistics challenges, as well as the planned maintenance outages at four of our mills during the second quarter. The mills executed the planned outages extremely well and, with the help of the No. 3 machine at the Jackson Mill, provided our plants the necessary containerboard to achieve an all-time record for total box shipments. We were also able to build some much-needed inventory; however, our weeks-of-inventory supply was at a new low for this time of year ahead of an expected very busy second half. The sales groups in both the Packaging and Paper segments are doing a great job of implementing our previously announced price increases, and we continue to deliver on the numerous initiatives and capital projects to reduce costs and improve efficiencies across all of our mills and corrugated products plants. These efforts are extremely important as we continue to experience significant cost inflation across the Company as well as logistics challenges with both our inbound and outbound freight needs.”

Mr. Kowlzan continued, “Looking ahead as we move from the second to the third quarter, in our Packaging segment we expect continued strong demand for containerboard and corrugated products with one additional day for box shipments. Paper segment volume should be relatively flat, primarily due to the scheduled maintenance outage at the Jackson Mill. We will also continue to implement our previously announced price increases in both our Packaging and Paper segments. Our annual outage costs will be lower with one outage in the third quarter versus four mill outages in the second quarter. Inflation associated with most of our operating costs as well as freight and logistics expenses is expected to continue. Energy costs will also be impacted due to higher seasonal usage, and wood costs in our southern mills will be higher due to wet weather, low inventory and high demand. Considering these items, we expect third quarter earnings of $2.37 per share."

We present various non-GAAP financial measures in this press release, including diluted EPS excluding special items, segment income excluding special items and EBITDA excluding special items. We provide information regarding our use of non-GAAP financial measures and reconciliations of historical non-GAAP financial measures presented in this press release to the most comparable measure reported in accordance with GAAP in the schedules to this press release. We present our earnings expectation for the upcoming quarter excluding special items as special items are difficult to predict and quantify and may reflect the effect of future events. We do not currently expect special items to have a significant effect on third quarter earnings. We currently anticipate special items in the third quarter to include accounting charges, fees, and expenses at the Jackson Mill for paper to containerboard conversion-related activities. However, additional special items may arise due to third quarter events.

PCA is the third largest producer of containerboard products and a leading producer of uncoated freesheet paper in North America. PCA operates eight mills and 89 corrugated products plants and related facilities.

Some of the statements in this press release are forward-looking statements. Forward-looking statements include statements about our future earnings and financial condition, the impact of the COVID-19 pandemic on our business, expected benefits from acquisitions and restructuring activities, our industry and our business strategy. Statements that contain words such as “will”, “should”, “anticipate”, “believe”, “expect”, “intend”, “estimate”, “hope” or similar expressions, are forward-looking statements. These forward-looking statements are based on the current expectations of PCA. Because forward-looking statements involve inherent risks and uncertainties, the plans, actions and actual results of PCA could differ materially. Among the factors that could cause plans, actions and results to differ materially from PCA’s current expectations include the following: the impact of the COVID-19 pandemic on the health of our employees and on the employees of our suppliers and customers, on our ability to operate our business, and on economic conditions affecting our business and demand for our products; the impact of general economic conditions; conditions in the paper and packaging industries, including competition, product demand and product pricing; fluctuations in wood fiber and recycled fiber costs; fluctuations in purchased energy costs; the possibility of unplanned outages or interruptions at our principal facilities; and legislative or regulatory requirements, particularly concerning environmental matters, as well as those identified under Item 1A. Risk Factors in PCA’s Annual Report on Form 10-K for the year ended December 31, 2020, and in subsequent quarterly reports on Form 10-Q, filed with the Securities and Exchange Commission and available at the SEC’s website at “www.sec.gov”.

CONTACT:

Barbara Sessions

Packaging Corporation of America

INVESTOR RELATIONS: (877) 454-2509

PCA’s Website: www.packagingcorp.com

Conference Call Information:

WHAT:	Packaging Corporation of America’s 2nd Quarter 2021 Earnings Conference Call
Conference ID: 1088155

WHEN:	Tuesday, July 27, 2021 at 9:00am Eastern Time

CALL-IN	(855) 730-0288 (U.S. and Canada) or (832) 412-2295 (International)
NUMBER:	Dial in by 8:45am Eastern Time
Conference Call Leader: Mr. Mark Kowlzan

WEBCAST INFO:	http://www.packagingcorp.com

REBROADCAST DATES:	July 27, 2021 at 12:00pm Eastern Time through August 10, 2021 11:59pm Eastern Time

REBROADCAST NUMBERS:	(855) 859-2056 (U.S. and Canada) or (404) 537-3406 (International)
Passcode: 1088155

Packaging Corporation of America

Consolidated Earnings Results

Unaudited

(dollars in millions, except per-share data)

	Three Months Ended				Six Months Ended
	June 30,				June 30,
	2021		2020		2021		2020
Net sales	$1,879.9		$1,541.6		$3,687.0		$3,250.3
Cost of sales	(1,431.1)	(1)	(1,215.8)	(2)	(2,834.5)	(1)	(2,559.6)	(2)
Gross profit	448.8		325.8		852.5		690.7
Selling, general, and administrative expenses	(146.3)	(1)	(136.3)	(2)	(291.3)	(1)	(282.2)	(2)
Goodwill impairment	—		(55.2)	(3)	—		(55.2)	(3)
Other expense, net	(7.9)	(1)	(18.2)	(2)	(28.3)	(1)	(28.1)	(2)
Income from operations	294.6		116.1		532.9		325.2
Non-operating pension income	5.0		0.6		9.8		1.1
Interest expense, net	(24.9)		(25.1)		(48.4)		(44.6)
Income before taxes	274.7		91.6		494.3		281.7
Provision for income taxes	(67.4)		(34.9)		(120.5)		(83.4)
Net income	$207.3		$56.7		$373.8		$198.3

Earnings per share:
Basic	$2.18		$0.60		$3.94		$2.09
Diluted	$2.17		$0.59		$3.92		$2.08

Computation of diluted earnings per share under the two class method:
Net income	$207.3	$56.7	$373.8	$198.3
Less: Distributed and undistributed income available to participating securities	(1.8)	(0.5)	(3.1)	(1.8)
Net income attributable to PCA shareholders	$205.5	$56.2	$370.7	$196.5
Diluted weighted average shares outstanding	94.6	94.4	94.6	94.4
Diluted earnings per share	$2.17	$0.59	$3.92	$2.08

Supplemental financial information:
Capital spending	$131.4	$80.8	$216.5	$151.2
Cash, cash equivalents, and marketable debt securities	$1,123.8	$976.5	$1,123.8	$976.5

(1)
The three and six months ended June 30, 2021 include the following:

a.
$4.7 million and $2.6 million, respectively, of income primarily consisting of an adjustment of the required asset retirement obligation related to the 2020 closure of the San Lorenzo, California facility, a gain on sale of transportation assets, and insurance proceeds received for a natural disaster at one of the corrugated products facilities, partially offset by closure costs related to corrugated products facilities. These items were recorded in "Cost of sales" and “Other expense, net”, as appropriate.

b.
$3.8 million and $4.9 million, respectively, of charges related to the announced discontinuation of production of uncoated freesheet paper grades on the No. 3 machine at the Jackson, Alabama mill in the first quarter of 2021 associated with the permanent conversion of the machine to produce linerboard. The costs were recorded in “Cost of sales”, “Selling, general, and administrative expenses”, and “Other expense, net”, as appropriate.

(2)
The three and six months ended June 30, 2020 include the following:

c.
$20.4 million and $20.8 million, respectively, consisting of closure costs related to corrugated products facilities, substantially all of which relates to the closure of the San Lorenzo, California facility during the second quarter of 2020, partially offset by income related to the sale of a corrugated products facility, which were recorded in "Cost of sales", "Selling, general, and administrative expenses", and "Other expense, net", as appropriate.

d.
$6.1 million and $6.9 million, respectively, of incremental, out-of-pocket costs related to COVID-19, including supplies, cleaning and sick pay, which were recorded in “Cost of sales”. Beginning in July 2020, all corresponding COVID-19 related expenses were included in normalized costs.

(3)
During the second quarter of 2020, with the exacerbated deterioration in uncoated freesheet market conditions and the estimated impact on our Paper reporting unit arising from the COVID-19 pandemic, as well as projected future results of operations, we identified a triggering event indicating possible impairment of goodwill within our Paper reporting unit. The Company performed an interim quantitative impairment analysis as of May 31, 2020, and, based on the evaluation performed, we determined that goodwill was fully impaired for the paper reporting unit and recognized a non-cash impairment charge of $55.2 million.

Packaging Corporation of America

Segment Information

Unaudited

(dollars in millions)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020
Segment sales
Packaging	$1,718.5	$1,409.9	$3,342.1	$2,877.4
Paper	142.3	123.3	306.8	340.7
Corporate and Other	19.1	8.4	38.1	32.2
	$1,879.9	$1,541.6	$3,687.0	$3,250.3

Segment income (loss)
Packaging	$317.2	$197.6	$575.1	$397.5
Paper	2.6	(61.4)	11.3	(29.0)
Corporate and Other	(25.2)	(20.1)	(53.5)	(43.3)
Income from operations	294.6	116.1	532.9	325.2
Non-operating pension income	5.0	0.6	9.8	1.1
Interest expense, net	(24.9)	(25.1)	(48.4)	(44.6)
Income before taxes	$274.7	$91.6	$494.3	$281.7

Segment income (loss) excluding special items (1)
Packaging	$314.2	$223.6	$574.2	$424.6
Paper	5.4	(5.7)	15.2	26.8
Corporate and Other	(25.9)	(20.1)	(54.2)	(43.3)
	$293.7	$197.8	$535.2	$408.1

EBITDA excluding special items (1)
Packaging	$408.8	$312.5	$760.9	$602.3
Paper	11.6	4.7	27.4	46.7
Corporate and Other	(23.6)	(18.2)	(49.7)	(39.5)
	$396.8	$299.0	$738.6	$609.5

 ____________

(1) Segment income (loss) excluding special items, earnings before non-operating pension income, interest, income taxes, and depreciation, amortization, and depletion (EBITDA), and EBITDA excluding special items are non-GAAP financial measures. Management excludes special items as it believes these items are not necessarily reflective of the ongoing results of operations of our business. We present these measures because they provide a means to evaluate the performance of our segments and our company on an ongoing basis using the same measures that are used by our management, because these measures assist in providing a meaningful comparison between periods presented and because these measures are frequently used by investors and other interested parties in the evaluation of companies and the performance of their segments. The tables included in "Reconciliation of Non-GAAP Financial Measures" on the following pages reconcile the non-GAAP measures with the most directly comparable GAAP measures. Any analysis of non-GAAP financial measures should be done only in conjunction with results presented in accordance with GAAP. The non-GAAP measures are not intended to be substitutes for GAAP financial measures and should not be used as such.

Packaging Corporation of America

Reconciliation of Non-GAAP Financial Measures

Unaudited

(dollars in millions)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020
Packaging
Segment income	$317.2	$197.6	$575.1	$397.5
Facilities closure and other costs (income)	(3.9)	20.4	(1.8)	20.8
Jackson mill conversion	0.9	—	0.9	—
Incremental costs for COVID-19	—	5.6	—	6.3
Segment income excluding special items (1)	$314.2	$223.6	$574.2	$424.6

Paper
Segment income (loss)	$2.6	$(61.4)	$11.3	$(29.0)
Jackson mill conversion	2.8	—	3.9	—
Goodwill impairment	—	55.2	—	55.2
Incremental costs for COVID-19	—	0.5	—	0.6
Segment income excluding special items (1)	$5.4	$(5.7)	$15.2	$26.8

Corporate and Other
Segment loss	$(25.2)	$(20.1)	$(53.5)	$(43.3)
Facilities closure and other income	(0.8)	—	(0.8)	—
Jackson mill conversion	0.1	—	0.1	—
Segment loss excluding special items (1)	$(25.9)	$(20.1)	$(54.2)	$(43.3)

Income from operations	$294.6	$116.1	$532.9	$325.2

Income from operations, excluding special items (1)	$293.7	$197.8	$535.2	$408.1

 ____________

(1) See footnote (1) on page 3, for a discussion of non-GAAP financial measures.

Packaging Corporation of America

Reconciliation of Non-GAAP Financial Measures

Unaudited

(dollars in millions)

Net Income and EPS Excluding Special Items (1)

	Three Months Ended
	June 30,
	2021				2020
	Income before Taxes	Income Taxes	Net Income	Diluted EPS	Income before Taxes	Income Taxes	Net Income	Diluted EPS
As reported	$274.7	$(67.4)	$207.3	$2.17	$91.6	$(34.9)	$56.7	$0.59
Special items (2):
Facilities closure and other costs (income)	(4.7)	1.2	(3.5)	(0.03)	20.4	(5.1)	15.3	0.16
Jackson mill conversion	3.8	(1.0)	2.8	0.03	—	—	—	—
Goodwill impairment	—	—	—	—	55.2	—	55.2	0.58
Incremental costs for COVID-19	—	—	—	—	6.1	(1.5)	4.6	0.05
Total special items	(0.9)	0.2	(0.7)	—	81.7	(6.6)	75.1	0.79
Excluding special items	$273.8	$(67.2)	$206.6	$2.17	$173.3	$(41.5)	$131.8	$1.38

	Six Months Ended
	June 30,
	2021				2020
	Income before Taxes	Income Taxes	Net Income	Diluted EPS	Income before Taxes	Income Taxes	Net Income	Diluted EPS
As reported	$494.3	$(120.5)	$373.8	$3.92	$281.7	$(83.4)	$198.3	$2.08
Special items (2):
Facilities closure and other costs (income)	(2.6)	0.6	(2.0)	(0.02)	20.8	(5.2)	15.6	0.17
Jackson mill conversion	4.9	(1.2)	3.7	0.04	—	—	—	—
Goodwill impairment	—	—	—	—	55.2	—	55.2	0.58
Incremental costs for COVID-19	—	—	—	—	6.9	(1.7)	5.2	0.05
Total special items	2.3	(0.6)	1.7	0.02	82.9	(6.9)	76.0	0.80
Excluding special items	$496.6	$(121.1)	$375.5	$3.94	$364.6	$(90.3)	$274.3	$2.88

 ____________

(1) Net income and earnings per share excluding special items are non-GAAP financial measures. Management excludes special items as it believes these items are not necessarily reflective of the ongoing results of operations of our business. We present these measures because they provide a means to evaluate the performance of our company on an ongoing basis using the same measures that are used by our management, because these measures assist in providing a meaningful comparison between periods presented and because these measures are frequently used by investors and other interested parties in the evaluation of companies and their performance. Any analysis of non-GAAP financial measures should be done only in conjunction with results presented in accordance with GAAP. The non-GAAP measures are not intended to be substitutes for GAAP financial measures and should not be used as such.

(2) Pre-tax special items are tax-effected at a combined federal and state income tax rate in effect for the period the special items were recorded and this rate is adjusted for each subsequent quarter to be consistent with the estimated annual effective tax rate, in accordance with ASC 270, Interim Reporting, and ASC 740-270, Income Taxes – Intra Period Tax Allocation. For all periods presented, income taxes on pre-tax special items represent the current amount of tax. For more information related to these items, see the footnotes to the Consolidated Earnings Results on page 1.

Packaging Corporation of America

Reconciliation of Non-GAAP Financial Measures

Unaudited

(dollars in millions)

EBITDA and EBITDA Excluding Special Items (1)

EBITDA represents income before non-operating pension income, interest, income taxes, and depreciation, amortization, and depletion. The following table reconciles net income to EBITDA and EBITDA excluding special items:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020
Net income	$207.3	$56.7	$373.8	$198.3
Non-operating pension income	(5.0)	(0.6)	(9.8)	(1.1)
Interest expense, net	24.9	25.1	48.4	44.6
Provision for income taxes	67.4	34.9	120.5	83.4
Depreciation, amortization, and depletion	104.7	108.3	205.5	208.5
EBITDA (1)	$399.3	$224.4	$738.4	$533.7
Special items:
Facilities closure and other costs (income)	(5.0)	13.3	(2.9)	13.7
Jackson mill conversion	2.5	—	3.1	—
Goodwill impairment	—	55.2	—	55.2
Incremental costs for COVID-19	—	6.1	—	6.9
EBITDA excluding special items (1)	$396.8	$299.0	$738.6	$609.5

 ____________

(1) See footnote (1) on page 3, for a discussion of non-GAAP financial measures.

Packaging Corporation of America

Reconciliation of Non-GAAP Financial Measures

Unaudited

(dollars in millions)

The following table reconciles segment income (loss) to EBITDA excluding special items:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020
Packaging
Segment income	$317.2	$197.6	$575.1	$397.5
Depreciation, amortization, and depletion	94.9	96.0	187.0	184.8
EBITDA (1)	412.1	293.6	762.1	582.3
Facilities closure and other costs (income)	(4.2)	13.3	(2.1)	13.7
Jackson mill conversion	0.9	—	0.9	—
Incremental costs for COVID-19	—	5.6	—	6.3
EBITDA excluding special items (1)	$408.8	$312.5	$760.9	$602.3

Paper
Segment income (loss)	$2.6	$(61.4)	$11.3	$(29.0)
Depreciation, amortization, and depletion	7.5	10.4	14.0	19.9
EBITDA (1)	10.1	(51.0)	25.3	(9.1)
Jackson mill conversion	1.5	—	2.1	—
Goodwill impairment	—	55.2	—	55.2
Incremental costs for COVID-19	—	0.5	—	0.6
EBITDA excluding special items (1)	$11.6	$4.7	$27.4	$46.7

Corporate and Other
Segment loss	$(25.2)	$(20.1)	$(53.5)	$(43.3)
Depreciation, amortization, and depletion	2.3	1.9	4.5	3.8
EBITDA (1)	(22.9)	(18.2)	(49.0)	(39.5)
Facilities closure and other income	(0.8)	—	(0.8)	—
Jackson mill conversion	0.1	—	0.1	—
EBITDA excluding special items (1)	$(23.6)	$(18.2)	$(49.7)	$(39.5)

EBITDA excluding special items (1)	$396.8	$299.0	$738.6	$609.5

 ____________

(1) See footnote (1) on page 3, for a discussion of non-GAAP financial measures.